UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 16, 2013

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¢	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¢	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¢	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¢	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Marsh & McLennan Companies, Inc. (the “Company”) was held on May 16, 2013. Represented at the meeting were 482,922,590 shares, or 87.73%, of the Company’s 550,445,914 shares of common stock outstanding and entitled to vote at the meeting. Set forth below are the final voting results for the actions taken by the stockholders at the meeting.

1.    The Company’s stockholders elected the thirteen (13) director nominees named below to a one-year term expiring at the 2014 annual meeting or until their successors are elected and qualified, with each receiving the following votes:

Director Nominee	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
Zachary W. Carter	449,871,422	1,740,232	2,757,523	28,553,413
Oscar Fanjul	444,797,471	6,813,006	2,758,700	28,553,413
Daniel S. Glaser	448,620,765	3,154,844	2,593,568	28,553,413
H. Edward Hanway	449,794,437	1,825,995	2,748,745	28,553,413
Lord Lang	446,526,740	5,117,843	2,724,594	28,553,413
Elaine La Roche	450,104,550	1,549,589	2,715,038	28,553,413
Steven A. Mills	449,494,263	2,161,084	2,713,830	28,553,413
Bruce P. Nolop	449,905,090	1,720,925	2,743,162	28,553,413
Marc D. Oken	449,659,178	1,907,501	2,802,498	28,553,413
Morton O. Schapiro	447,016,272	4,133,252	3,219,653	28,553,413
Adele Simmons	446,516,505	4,627,046	3,225,626	28,553,413
Lloyd M. Yates	449,741,686	1,380,560	3,246,931	28,553,413
R. David Yost	448,748,111	2,382,126	3,238,940	28,553,413

2.    The Company’s stockholders approved, by nonbinding vote, the compensation of our named executive officers, as disclosed in the Company’s 2013 Proxy Statement, with the following vote:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
432,623,321	16,731,515	5,014,341	28,553,413

3.    The Company’s stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2013, with the following vote:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
474,301,421	5,489,937	3,131,232	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.
By:	/s/ Katherine J. Brennan
Name:	Katherine J. Brennan
Title:	Assistant Secretary

Date:    May 17, 2013

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